Exhibit 10.4

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (the "Amendment") dated as of 1st February 2021, is entered into by and between HotPlay Enterprise Limited, a British Virgin Islands corporation (the "Company"), and Tree Roots Entertainment Group Co. Ltd., a company organized under the laws of Thailand (the "Investor").

RECITALS:

A.
The Company and Investor (collectively, the "Parties") previously entered into a Note Purchase Agreement dated 8th January 2021 in the aggregate principal amount of US $12,000,000 (Twelve‑Million US Dollars) (the "Agreement").

B.	The Parties desired to amend the Agreement as provided below.

C.	All other capitalized terms used in this Amendment and not otherwise defined have the meanings set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENT.

 The Agreement shall be amended as follows:

a.	Section 1 Clause 1.2 Subscription shall be deleted in its entirety and replaced with the following:

1.2 Subscription. Upon the terms and subject to the conditions set forth in this Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase at the Closing (as defined below) the Note. The Investor shall pay the purchase price in full or in installment by wire transfer of immediately available funds to the Company upon request, but no earlier than the written statements from Monaker's majority shareholder in favor of the Share Exchange Agreement by and among HotPlay Enterprise Limited ("HPE"), Monaker, and the stockholders of HPE (the "Share Exchange Agreement") and no later than 15th April 2021. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any Note or the equity of the Company into which the Note is convertible (as explained in Section 2.1, the "Stock", and together with the Note, the "Securities") to any person who is a resident of a jurisdiction in which the issuance of any of the Securities would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws"),

b.	Section 1 Clause 1.3 Sole Purpose of Funds shall be deleted in its entirety and replaced with the following:

1.3 Sole Purpose of Funds. The entire purchase price shall be used by the Company solely for the purpose of partially satisfying the funding obligations of HPE to Monaker pursuant to the Share Exchange Agreement. In the event that the Closing Date (as defined below) has not occurred on or prior to 31st May 2021, all principal and interest under the Note shall be due to Investor.

c.	Section 2 Clause 2.1 Conversion shall be deleted in its entirety and replaced with the following:

2.3 Conversion. Upon the closing of the Share Exchange, the entire principal amount under the Note shall be exchanged for shares of common stock of Monaker at a rate of $1.25 per share, which shall be adjusted proportionally in the event of a split or reverse split of the Common Stock prior to conversion hereunder.

d.	Section 2 Clause 2.2 Interest shall be deleted in its entirety and replaced with the following:

2.3 Interest. Interest of 5% per annum shall accrue until conversion or repayment. The accrued interest shall be paid upon conversion.

2.	CONVERTIBLE PROMISSORY NOTE.

 Simultaneously with the execution of this Amendment, the Convertible Promissory Note dated 8th January 2021, in connection with the Agreement (the "Original Convertible Promissory Note") shall be deemed null and void, and shall be replaced with a Replacement Convertible Note (the "Replacement Convertible Note") a copy of which is attached hereto as Exhibit A. The Replacement Note will replace and supersede the Original Promissory Note. Upon the execution of this Amendment and the Replacement Convertible Note, all references to the Note as defined in the Agreement shall mean and reference the Replacement Note.

3.	MISCELLANEOUS

a.	The Agreement is reaffirmed and ratified in all respects, except as expressly provided herein.

b.
In the event of any conflict between the terms or provisions of this Amendment and the Agreement, then this Amendment shall prevail in all respects. Otherwise, the provisions of the Agreement shall remain in full force and effect.

c.	Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings assigned to them in the Agreement, as the case may be.

d.
The Parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Amendment, which may be reasonably required for the implementation of this Amendment and the transaction contemplated hereby.

e.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute one and the same instrument. For the purposes of authenticating this Amendment, facsimile signatures shall be deemed original.

[Signature Page Follows]

HotPlay Enterprise Limited		INVESTOR

A British Virgin Islands company		Tree Roots Entertainment Group Co., Ltd

By:	/s/ Athid Nanthawaroon	By:	/s/ Jwanwat Ahriyavraromp

	Athid Nanthawaroon		Dr. Jwanwat Ahriyavraromp

Authorized Director

By:	/s/ Nithinan Boonyawattanapisut	By:	/s/ Athid Nanthawaroon

	Nithinan Boonyawattanapisut		Athid Nanthawaroon

	Authorized Director		CEO (Tree Roots Entertainment Group Co. Ltd.)

Address:

695 Soi Sukhumvit 50, Sukhumvit Road, Prakanong, Klongtoey, Bangkok, Thailand 10260

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

HOTPLAY ENTERPRISE LIMITED

CONVERTIBLE PROMISSORY NOTE

1st February, 2021

FOR VALUE RECEIVED, HOTPLAY ENTERPRISE LIMITED, a British Virgin Islands corporation (the "Company") promises to pay to Tree Roots Entertainment Group Co. Ltd., or its registered assigns ("Investor"), in lawful money of the United States of America the principal sum of                                   , or such lesser amount as shall equal the then outstanding principal amount hereof, together with simple interest from the date of this Convertible Promissory Note (this "Note") on the then outstanding principal balance at a rate equal to Five PERCENT (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All then outstanding principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be converted or repaid as set forth herein. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

1.	Definitions.

 As used in this Note, the following capitalized terms have the following meanings:

(a)	"Charter" shall mean the Company's articles of incorporation as may be amended or restated from time to time.

(b)	"Common Stock" shall mean common stock of MONAKER GROUP, INC.

(c)
"Conversion Price" shall mean a conversion price equal to          per share of Common Stock, which shall be adjusted proportionally in the event of a split or reverse split of the Common Stock prior to conversion hereunder.

(d)	"Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

(e)
"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)
"Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g)
"Share Exchange Agreement" shall mean that certain Share Exchange Agreement entered into by and among the Company, Monaker Group, Inc. and various stockholders of the Company, as may be amended from time to time.

2.	Payments.

(a)	Interest. Accrued interest on this Note shall be converted or repaid as set forth herein.

3.	Events of Default.

 The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

(b)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

4.
Rights of Investor upon Default. Upon the occurrence of any Event of Default immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Investor, exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Additionally, upon the occurrence of any Event of Default, the outstanding principal balance of this Note shall bear interest ("Default Interest") while such default exists at the lesser of: (a) eighteen percent (18%) per annum and (b) the maximum legally permissible rate (the "Default Rate").

5.	Conversion and Repayment

(a)
Automatic Conversion in Certain Circumstances. Simultaneous with the closing of the transactions contemplated by the Share Exchange Agreement the then outstanding principal amount of this Note shall automatically convert into fully paid and nonassessable shares of Common Stock at a price per share equal to the Conversion Price. The Company shall cause to be delivered stock certificates to or as directed by Investor as set forth in this Section 5.

(b)	Repayment. All accrued and unpaid interest under this Note shall be repaid upon the conversion of this Note.

6.	Representations and Warranties of the Company.

 The Company represents and warrants to the Investor that:

(a)
Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)
Authority. The execution, delivery and performance by the Company of the Note and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)
Enforceability. The Note has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d)
Non-Contravention. The execution and delivery by the Company of the Note and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the Charter or bylaws of the Company, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)
Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Notes by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note.

7.	Representations and Warranties of Investor.

 Investor represents and warrants to the Company upon the acquisition of the Note as follows:

(a)
Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b)
Securities Law Compliance. Investor has been advised that the Note and the underlying securities have not been registered under the Act and any applicable state securities laws and, therefore, cannot be resold unless it or they are registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to affect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor's financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The residency of Investor (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth beneath Investor's name on the signature page hereto.

(c)
Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of the Note.

(d)
Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Note. With respect to such matters, Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Note.

(e)	Purchase Price. Investor shall have delivered to the Company the principal sum of

(f)
No "Bad Actor" Disqualification Events. Neither (i) the Investor, (ii) any of its directors, executive officers, general partners or managing members, nor (iii) any beneficial owner of any of the Company's voting equity securities (in accordance with Rule 506(d) of the Act) held by the Investor if such beneficial owner is deemed to own 20% or more of the Company's outstanding voting securities (calculated on the basis of voting power) is subject to any disqualifications described in Rule 506(d)(l)(i) through (viii) of the Act ("Disqualification Events"), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed reasonably in advance of the date hereof in writing in reasonable detail to the Company.

8.	Miscellaneous.

(a)	Waivers and Amendments. Any provision of this Note may be amended, waived or modified only with the written consent of the Company and of the Investor.

(b)
Governing Law. This Note and all actions arising out of or in connection herewith or therewith shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state or jurisdiction.

(c)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(d)
Jurisdiction and Venue. Investor and the Company irrevocably agree that any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Delaware or in the federal courts located in the state of Delaware. Both parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)
Successors and Assigns. Subject to the restrictions on transfer set forth herein, the rights and obligations of the Company and Investor under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f)
Transfer and Replacement of this Note. The Company will keep, at its principal executive office, books for the recordation of the Investors and recordation of transfer of this Note. Prior to presentation of this Note for transfer, the Company shall treat the Person in whose name this Note is recorded as the owner and holder of this Note for all purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, the holder of this Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company's chief executive office, and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor this Note in the principal requested by such holder, dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note and recorded in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of this Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(g)
Transfer of this Note or Securities Issuable on Conversion Thereof. Subject to the proviso in the following sentence, neither this Note nor the securities issued upon conversion hereof may be transferred by Investor without the prior written consent of the Company. Investor shall have no further restrictions on transferability of the underlying securities following the consummation of the Share Exchange Agreement, provided that all transfers of this note and/or any securities underlying this Note shall comply with applicable law.

(h)
Assignment by the Company. The rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(i)
Entire Agreement. This Note constitutes and contains the entire agreement among the Company and Investor and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof

(j)
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party as follows: (i) if to Investor, at Investor's address, facsimile number or electronic mail address set forth beneath Investor's name on the signature page hereto, or at such other address, facsimile number or electronic mail address as Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company's address, facsimile number or electronic mail address set forth beneath the Company's name on the signature page hereto, or at such other address, facsimile number or electronic mail address as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing, (iv) four days after being deposited in the U.S. mail, first class with postage prepaid, (v) if sent via facsimile, upon confirmation of facsimile transfer or (vi) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day.

(k)	Expenses. The Company and Investor shall be responsible for their own legal fees and other expenses incurred in connection with the negotiation, drafting and execution of this Note.
(l)
Sever ability of this Note. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m)
Usury. If any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(n)	Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument

(o)
Review and Knowledge. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

(p)
Counterparts. This Note and any signed agreement or instrument entered into in connection with this Note, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "Electronic Delivery") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(Signature Page Follows)

The parties have caused this Note to be duly executed and delivered as of the date first written above.

COMPANY: HOTPLAY ENTERPRISE LIMITED

a British Virgin Islands corporation

By:	/s/ Athid Nanthawaroon
Athid Nanthawaroon

Authorized Director

By:	/s/ Nithinan Boonyawattanapisu
Nithinan Boonyawattanapisut

Authorized Director

The parties have caused this Note to be duly executed and delivered as of the date first written above.

Investor: Tree Roots Entertainment Group Co. Ltd.

By:	/s/ Jwanwat Ahriyavraromp	By:	/s/ Athid Nanthawaroon

Name:	Dr. Jwanwat Ahriyavraromp	Name:	Athid Nanthawaroon

Title:		Title:	CEO (Tree Roots Entertainment Group Co. Ltd.)

Address:	695 Soi Sukhumvit 50, Sukhumvit Road, Prakanong, Klongtoey, Bangkok, Thailand 10260